UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): April 17, 2013

OWENS MORTGAGE INVESTMENT FUND, A California Limited Partnership

(Exact Name of Registrant as Specified in Charter)

California	000-17248	68-0023931

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of limited partners of Owens Mortgage Investment Fund, a California Limited Partnership (“OMIF”) was held on April 16, 2013 to consider and act upon the proposal listed below, which was approved. The proposal was described in more detail in OMIF’s proxy statement/prospectus filed with the Securities and Exchange Commission on February 13, 2013 and mailed to limited partners on or about February 14, 2013. The final result of limited partner voting regarding the proposal was as follows:

1.
To adopt and approve the agreement and plan of merger, dated January 23, 2013, by and between OMIF and Owens Realty Mortgage, Inc., a recently formed Maryland corporation, and to approve the transactions contemplated thereby, pursuant to which OMIF will be merged with and into Owens Realty Mortgage, Inc. The merger agreement provides for Owens Realty Mortgage, Inc., as the surviving entity in the merger, to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
171,602,469	70,065,643	1,666,107	—

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

By: Owens Financial Group, Inc., General Partner

Dated:      April 17, 2013                                                      By: /s/ William C. Owens
William C. Owens, President